Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of ConnectM Technology Solutions, Inc. for the period ended September 30, 2024, I, Bhaskar Panigrahi, Chief Executive Officer of ConnectM Technology Solutions, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)Such Quarterly Report on Form 10-Q of ConnectM Technology Solutions, Inc. for the period ended June 30, 2024, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in such Quarterly Report on Form 10-Q of ConnectM Technology Solutions, Inc. for the period ended June 30, 2024, fairly presents, in all material respects, the financial condition and results of operations of ConnectM Technology Solutions, Inc.

/s/ Bhaskar Panigrahi
Bhaskar Panigrahi
Chief Executive Officer
(Principal Financial Officer)

December 13, 2024